Exhibit 99.1

MARTIN MARIETTA REPORTS FIRST-QUARTER 2023 RESULTS

Achieved First-Quarter Records for Revenues, Profitability and Unit Margins

Aggregates Gross Profit Per Ton of $5.70

Forecasting $1.9 Billion of 2023 Adjusted EBITDA Consistent with the High End of Guidance Range

RALEIGH, N.C. (May 4, 2023) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the first quarter ended March 31, 2023.

First-Quarter Highlights

(Financial highlights are for continuing operations)

	Quarter Ended March 31,
(In millions, except per share)	2023	2022	% Change
Total revenues [1]	$1,354.1	$1,230.8	10.0%
Gross profit	$302.8	$156.1	94.0%
Earnings from operations	$196.1	$59.9	227.4%
Net earnings from continuing operations attributable to Martin Marietta	$134.3	$24.5	448.2%
Adjusted EBITDA [2]	$323.9	$197.2	64.2%
Earnings per diluted share from continuing operations	$2.16	$0.39	453.8%

1
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Earnings from continuing operations before interest, income taxes, depreciation, depletion and amortization expense, the earnings/loss from nonconsolidated equity affiliates and acquisition and integration expenses, or Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.

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Ward Nye, Chairman and CEO of Martin Marietta, stated, “Our year is off to a remarkable start with record first-quarter results by nearly every measure including continued world-class safety incidence rates. The cumulative effects of our 2022 and January 1, 2023 pricing actions drove robust margin expansion despite continued inflationary pressure and modestly lower aggregates shipments. Importantly, we achieved a quarterly record for aggregates pricing growth and a 134 percent increase in aggregates gross profit per ton, highlighting our team’s steadfast execution of our value-over-volume commercial strategy.

“We continue to see solid near-term product demand reinforced by healthy customer backlogs across our coast-to-coast footprint, led by infrastructure and heavy nonresidential projects of scale. We expect recent legislation and the resulting enhanced level of public investment in these kinds of aggregates-intensive end-use projects to support continued strong demand for several years to come. While single-family residential construction has slowed, builder sentiment has improved in Martin Marietta geographies as the single-family housing shortage continues to drive a base level of demand in our key Sun Belt markets. We also expect to see an uptick in residential activity as mortgage rates stabilize over the next several months.

Mr. Nye concluded, “We are confident in our ability to continue to expand margins throughout the year and expect to deliver compelling full-year financial results more directionally in line with the high end of our previously announced 2023 guidance range, which we will revisit at mid-year. Moreover, Martin Marietta’s track record of success throughout various business cycles proves the resiliency and durability of our aggregates-led business model and our ability to successfully navigate a wide array of macroeconomic environments to consistently deliver superior value for shareholders.”

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First-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year first quarter, unless otherwise noted)

Building Materials Business

The Building Materials business generated record first-quarter revenues of $1.27 billion, a 10.1 percent increase. Gross profit increased 99.4 percent to a first-quarter record of $275.9 million. Double-digit pricing gains, partially offset by continued inflationary pressure, resulted in gross margin improvement of 970 basis points.

Aggregates

First-quarter aggregates shipments decreased 0.8 percent, largely due to historically wet weather in California which was partially offset by mild weather and strong demand in the Southeast. Pricing increased 22.6 percent, or 12.8 percent sequentially, due to the cumulative effect of 2022 and January 1, 2023 pricing actions.

Aggregates gross profit increased 131.7 percent to a first-quarter record of $238.1 million. Similarly, gross margin expanded 1,250 basis points to a first-quarter record of 26.1 percent, as strong pricing growth more than offset modestly lower shipments and increased costs.

Cement

Despite continued robust demand, cement shipments decreased 6.8 percent to 1.0 million tons, primarily attributable to wet and cold weather in Texas. Pricing increased 32.2 percent in the first quarter, a record for Martin Marietta, aided by largely sold-out conditions and the compounding effect of price increases in 2022 and 2023.

Cement gross profit increased 75.4 percent to a first-quarter record of $47.1 million. Gross margin increased 860 basis points to 28.0 percent, as pricing gains more than offset lower shipments and higher raw materials and maintenance costs.

Downstream businesses

Ready mixed concrete revenues and gross profit declined 24.4 percent and 48.9 percent, respectively, driven largely by the divestiture of the Company’s Colorado and Central Texas ready mixed concrete businesses on April 1, 2022.

Asphalt and paving revenues increased 2.1 percent to $58.0 million and, consistent with the Company’s historical first-quarter trends, the business posted an overall loss of $20.5 million due to seasonal winter operational shutdowns in Minnesota.

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Portfolio Optimization

On April 26, 2023, the Company terminated its agreement with CalPortland Company ("CalPortland") regarding the sale of the Company’s Tehachapi, California cement plant and related distribution terminals to CalPortland in light of the parties being unable to timely obtain the necessary approval by the U.S. Federal Trade Commission. The Company intends to explore the potential sale of Tehachapi to other buyers. On May 3, 2023, the Company divested its cement import operations in California. Since October 1, 2021, these cement businesses were classified as assets held for sale on the Company’s consolidated balance sheet; the associated financial results continue to be reported as discontinued operations on the consolidated statement of earnings.

Magnesia Specialties Business

Magnesia Specialties revenues increased 8.4 percent to a first-quarter record of $83.4 million, driven by higher pricing for all product lines. Gross profit declined 2.7 percent to $25.0 million as higher supplies and contract services costs adversely impacted the quarter.

Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the quarter ended March 31, 2023 was $160.5 million compared with $169.9 million for the prior-year period.

Cash paid for property, plant and equipment additions for the quarter ended March 31, 2023 was $173.9 million.

During the quarter ended March 31, 2023, the Company returned $116.6 million to shareholders through dividend payments and share repurchases. As of March 31, 2023, 12.9 million shares remained under the current repurchase authorization.

The Company had $229.4 million of unrestricted cash and cash equivalents on hand and $1.2 billion of unused borrowing capacity on its existing credit facilities as of March 31, 2023.

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Full-Year 2023 Guidance (to be revisited at mid-year)

The Company’s 2023 guidance excludes businesses classified as discontinued operations.

2023 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Total revenues[1]	$6,600	$6,815
Interest expense	$165	$170
Estimated tax rate (excluding discrete events)	21%	22%
Net earnings from continuing operations attributable to Martin Marietta	$880	$990
Adjusted EBITDA[2]	$1,800	$1,900
Capital expenditures	$575	$625

Building Materials Business
Aggregates
Volume % growth[3]	(2.0)%	2.0%
ASP % growth[4]	13.0%	15.0%
Gross profit	$1,225	$1,295

Cement, Ready Mixed Concrete and Asphalt and Paving
Gross profit	$380	$420

Magnesia Specialties Business
Gross profit	$100	$110

* Guidance range represents the low end and high end of the respective line items provided above.

1
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
3
Volume growth range is for aggregates shipments, inclusive of internal tons, and is in comparison to 2022 shipments of 207.7 million tons.
4
ASP growth is for aggregates average selling price and is in comparison to 2022 ASP of $16.68 per ton.

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Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s operating performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing operations, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its first-quarter 2023 earnings results on a conference call and an online webcast today (May 4, 2023). The live broadcast of the Martin Marietta conference call will begin at 10:00 a.m. Eastern Time and can be accessed here. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q1 2023 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Jennifer Park

Vice President, Investor Relations

(919) 510-4736

Jennifer.Park@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta stock, management recommends that, at a minimum, reading the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.

First-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state fuel tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding, most particularly in Texas, Colorado, California, North Carolina, Georgia, Minnesota, Iowa, Florida, Indiana and Arizona; the United States Congress’ inability to reach agreement among themselves or with the Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from suspension of the fuel tax or a sustained period of low global oil prices or changes in oil production patterns or capital spending, particularly in Texas and West Virginia; increasing residential mortgage interest rates and other factors that could result in a slowdown in residential construction; unfavorable weather conditions, particularly Atlantic Ocean, Pacific Ocean and Gulf of Mexico storm and hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs, particularly diesel fuel and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impacts of global health crises such as COVID-19 and its variants; increasing governmental regulation, including environmental laws and climate change regulations; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended
	March 31,
	2023	2022
	(In Millions, Except Per Share Data)
Total Revenues	$1,354.1	$1,230.8
Total Cost of Revenues	1,051.3	1,074.7

Gross Profit	302.8	156.1

Selling, general and administrative expenses	104.3	97.1
Acquisition and integration expenses	0.8	1.4
Other operating expenses (income), net	1.6	(2.3)
Earnings from Operations	196.1	59.9

Interest expense	42.2	40.5
Other nonoperating income, net	(16.1)	(10.8)
Earnings from continuing operations before income tax expense	170.0	30.2
Income tax expense	35.5	5.8
Earnings from continuing operations	134.5	24.4
Loss from discontinued operations, net of income tax benefit	(12.9)	(3.1)
Consolidated net earnings	121.6	21.3
Less: Net earnings (loss) attributable to noncontrolling interests	0.2	(0.1)
Net Earnings Attributable to Martin Marietta Materials, Inc.	$121.4	$21.4

Net Earnings (Loss) Attributable to Martin Marietta
Per Common Share:
Basic from continuing operations	$2.17	$0.39
Basic from discontinued operations	(0.21)	(0.05)
	$1.96	$0.34

Diluted from continuing operations	$2.16	$0.39
Diluted from discontinued operations	(0.21)	(0.05)
	$1.95	$0.34

Weighted-Average Common Shares Outstanding:
Basic	62.1	62.4
Diluted	62.2	62.6

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operating Segment Financial Highlights

	Three Months Ended
	March 31,
	2023	2022
	(Dollars in Millions)
Total revenues:
Building Materials:
East Group	$529.6	$418.8
West Group	741.1	735.0
Total Building Materials	1,270.7	1,153.8
Magnesia Specialties	83.4	77.0
Total	$1,354.1	$1,230.8

Earnings (Loss) from operations:
Building Materials:
East Group	$108.9	$28.0
West Group	94.7	43.0
Total Building Materials	203.6	71.0
Magnesia Specialties	20.6	21.5
Corporate	(28.1)	(32.6)
Total	$196.1	$59.9

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)

	Three Months Ended
	March 31,
	2023		2022
	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Total revenues:
Building Materials:
Aggregates	$911.9		$756.6
Cement	168.6		138.3
Ready mixed concrete	220.0		291.1
Asphalt and paving	58.0		56.8
Less: Interproduct sales	(87.8)		(89.0)
Total Building Materials	1,270.7		1,153.8
Magnesia Specialties	83.4		77.0
Consolidated total revenues	$1,354.1		$1,230.8

Gross profit (loss):
Building Materials:
Aggregates	$238.1	26.1%	$102.8	13.6%
Cement	47.1	28.0%	26.9	19.4%
Ready mixed concrete	11.2	5.1%	21.9	7.5%
Asphalt and paving	(20.5)	(35.4)%	(13.2)	(23.2)%
Total Building Materials	275.9	21.7%	138.4	12.0%
Magnesia Specialties	25.0	30.0%	25.6	33.3%
Corporate	1.9	NM	(7.9)	NM
Consolidated gross profit	$302.8	22.4%	$156.1	12.7%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	March 31,	December 31,
	2023	2022
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$229.4	$358.0
Restricted cash	0.1	0.8
Restricted investments (to satisfy discharged debt and related interest)	702.3	704.6
Accounts receivable, net	796.7	785.9
Inventories, net	948.7	873.7
Current assets held for sale	60.1	73.2
Other current assets	75.4	80.7
Property, plant and equipment, net	6,279.5	6,316.7
Intangible assets, net	4,490.3	4,497.3
Operating lease right-of-use assets, net	382.9	383.5
Noncurrent assets held for sale	374.6	372.5
Other noncurrent assets	550.9	546.7
Total assets	$14,890.9	$14,993.6

LIABILITIES AND EQUITY
Current maturities of discharged long-term debt	$699.6	$699.1
Current liabilities held for sale	4.2	4.5
Other current liabilities	624.2	742.0
Long-term debt (excluding current maturities)	4,342.0	4,340.9
Noncurrent liabilities held for sale	21.2	21.8
Other noncurrent liabilities	2,022.2	2,012.5
Total equity	7,177.5	7,172.8
Total liabilities and equity	$14,890.9	$14,993.6

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2023	2022
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$121.6	$21.3
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	123.6	128.2
Stock-based compensation expense	13.7	12.0
Gains on sales of assets	(1.0)	(2.9)
Deferred income taxes, net	6.3	5.2
Other items, net	(1.7)	(0.9)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(13.7)	14.8
Inventories, net	(82.4)	(28.9)
Accounts payable	17.8	95.5
Other assets and liabilities, net	(23.7)	(74.4)
Net Cash Provided by Operating Activities	160.5	169.9

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(173.9)	(139.8)
Acquisitions, net of cash acquired	—	18.8
Proceeds from sales of assets	22.3	1.0
Investments in life insurance contracts, net	3.1	—
Other investing activities, net	(3.9)	(3.0)
Net Cash Used for Investing Activities	(152.4)	(123.0)

Cash Flows from Financing Activities:
Payments on finance lease obligations	(4.3)	(3.7)
Dividends paid	(41.6)	(38.9)
Repurchases of common stock	(75.0)	(50.0)
Proceeds from exercise of stock options	0.2	0.6
Shares withheld for employees’ income tax obligations	(16.7)	(24.2)
Net Cash Used for Financing Activities	(137.4)	(116.2)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(129.3)	(69.3)
Cash, Cash Equivalents and Restricted Cash, beginning of period	358.8	258.9
Cash, Cash Equivalents and Restricted Cash, end of period	$229.5	$189.6

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended
	March 31,
	2023	2022	% Change
Total Shipments (in millions)
Aggregates tons	41.7	42.1	(0.8)%
Cement tons	1.0	1.0	(6.8)%
Ready mixed concrete cubic yards	1.5	2.4	(37.1)%
Asphalt tons	0.5	0.7	(25.1)%

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$19.83	$16.17	22.6%
Cement (per ton)	$170.65	$129.11	32.2%
Ready mixed concrete (per cubic yard)	$145.06	$120.71	20.2%
Asphalt (per ton)	$68.53	$62.39	9.9%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; and acquisition and integration expenses (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended
	March 31,
	2023	2022
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$134.3	$24.5
Add back:
Interest expense, net of interest income	31.6	40.5
Income tax expense for controlling interests	35.5	5.9
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	121.7	124.9
Acquisition and integration expenses	0.8	1.4
Adjusted EBITDA	$323.9	$197.2

Reconciliation of the GAAP Measure to 2023 Adjusted EBITDA Guidance Range

	Low Point of Range	High Point of Range
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$880.0	$990.0
Add back:
Interest expense, net of interest income	150.0	155.0
Income tax expense for controlling interests	270.0	235.0
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	500.0	520.0
Adjusted EBITDA	$1,800.0	$1,900.0

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended
	March 31,
	2023	2022
Aggregates:
Reported average selling price	$19.83	$16.17
Adjustment for impact of product, geographic and other mix	(0.50)
Mix-adjusted ASP	$19.33

Reported average selling price variance	22.6%
Mix-adjusted ASP variance	19.6%

Cement - Continuing Operations:
Reported average selling price	$170.65	$129.11
Adjustment for impact of product, geographic and other mix	(0.38)
Mix-adjusted ASP	$170.27

Reported average selling price variance	32.2%
Mix-adjusted ASP variance	31.9%

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